Exhibit 10.20

COMMERICAL LEASE

This COMMERICAL LEASES (the “Lease”) made and entered into this 23 day of May, 2014 (the “Effective Date”) by and between Twin Lakes Office Park (“Lessor”) and Advanzeon Solutions, Inc. a Delaware Corporation (“Lease”), the foregoing sometimes being herein referred to individually as a “Party” or collectively as the “Parties”.

WITNESSETH

NOW, THEREFORE, for and in inconsideration of the mutual promises and covenants container hereinbelow and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties herein agree as follows:

1.     Lease of Leases Premises. In consideration of the Rent (as defined hereinbelow) to be paid by Lessor, and of the covenants, terms and conditions to be kept and performed as herein provided, Lessor does hereby lease and rent unto Lessee and Lessee does hereby accept a lease upon the following described Leased Premises (the “Lease Premises”):

2901 W. BUSCH BOULEVARD, UNIT 701, TAMPA, FL 33618

The Lease shall include the nonexclusive right to use the parking areas, roadways, means of ingress and egress, sidewalks, and other areas, and surroundings of the project which are included for the common use and enjoyment of Lessee and third persons (the “Common Areas”)

2.     Acceptance of Leases Premises. Lessee warrants and represents that it has had a sufficient opportunity to inspect the Leases Premises and that it has found the same to be suitable for Lessee’s intended use. Lessee hereby accepts the Leased Premises in its AS IS, WHERE IS, WITH ALL FAULTS SUBJECT ONLY TO EXHIBIT A LANDLORD’S WORK condition, and further acknowledges and agrees that, other than Lessor’s warranty of title, Lessor makes and has made no warranties and/or representations concerning the condition of Leased Premises and specifically disclaims any and all warranties (statuary or otherwise) of merchantability, habitability and/or fitness for a particular use or purpose.

3.     Terms of Lease: Holding Over. The term of this Lease (the “Term”) shall be for five (5) years, commencing as of 12:01 AM on July 1, 2014 (the “Commencement Date”) and ending as of 11:59 PM on June 30, 2019 (the “Expiration Date”) unless sooner terminated as hereinafter provided. Each successive 12 month period during the Term is referred to herein as a “Lease Year”. Any holding over by Lessee after the expiration or termination of this Lease, by lapse of time or otherwise, shall not operate to extend tor renew this lease except by express mutual written agreement between the parties hereto; and in the absence of such agreement Lessee shall continue in possession as a month-to-month Lessee only, except that the monthly Rent shall be increased to an amount equal to 150% of the monthly installment paid in the month immediately preceding the termination of this Lease and either party may thereafter terminate such occupancy at the end of any calendar month by first giving to the other party at lease 30 days prior written notice.

4.     Rent. Lessee shall pay Lessor, as annual rent for the Leases Premises (hereafter the “Rent”), without demand, deduction or set off, during the entire Term of this Lease, the respective amount for each lease Year, as set forth on the table below together with Florida state sales tax on such amounts, all of which shall be due and payable by Lessee to Lessor on the first day of each successive calendar month throughout the Terms of this Lease. The first and last month’s rent ($5,949.58) will be due to Landlord upon the execution of this Lease together with the Security Deposit as defined here in.

Lease year	Monthly Installment
Months 1 - 12	$2,300.00	$0.9978 per sq. ft.
Months 13 – 24	$3,358.87	1.4572
Months 25 - 36	$3,453.83	1.4984
Months 37 – 48	$3,551.65	1.5408
Months 49 – 60	$3,652.40	1.5846

5.     Late Fee and Interest. Any installment of Rent due hereunder that is not received by Lessor on or by the 10th day of the respective month in which it became due and payable, shall be assessed late payment fee of 5% of the unpaid amount due for each month or fraction thereof, or such lesser amount as may be the maximum amount permitted by law, until paid. All unpaid amount due and owing as of the 11th day of the respective month in which they became due and payable shall accrue interest as a rate equal to the lesser of 18% per annum or the maximum non-usurious rate chargeable under applicable law. Any partial payments received by Lessor may, in Lessor’s sole and absolute discretion, be applied in the following order: first to the payment of any late fees, then to the payment of any accrued interest, then to the payment of any attorneys’ fees and/or collection costs and lastly to any Rest due hereunder.

6.     Lessor’s Lien for Rent. Lessee acknowledge and confirms that Lessor has and shall have, throughout the Term of this Lease, a lien upon all Lessor’s goods, channels, furnishing, equipment, fixtures and other personal property located from time to time, upon, within or about the Leased Premises, with such lien securing the payment of Rent and all other amounts due and owing from Lessee to Lessor hereunder. The foregoing lien may, upon default of Lessee hereunder, be enforced by Lessor, subject to applicable law, through distress proceedings, foreclosure suit or by inking and sale of such personal property, in such manners may be exercised in connection with a channel mortgage or other security agreement. Said lien to subordinate to Tenant’s shareholders and lenders. The exercise of right by Lessor with respect to its lien hereunder shall not preclude lessor from pursuing any and all other right and/or remedies that it may have, in contract, at low or in equity, it being acknowledged and agreed that Lessor’s rights and remedies in the event of a default by Lessee shall be cumulative and not mutually exclusive.

7.     Operating Expenses, Insurance, Property Tax & Other Additional Rent. Tenants shall pay to Landlord as Pro Rata Share of the amount by which the Operating Expenses (defined below) exceed the Operating Expenses for the Base Year (“Operating Expense Increase”). As used in this Lease, the term “Operating Expenses” means all expenses and disbursements (subject to limitation set forth below) that Landlord incurs in connection with the ownership, operation, management, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (i) wages and salaries of all on-site employees engaged in the operation, maintenance or security of the Project (together with landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance, repair, and security of the Project, including taxes, insurance and benefits relating thereto; (ii) all supplies and materials used in the operation, maintenance and security of the Project; (iii) costs for improvements made to the Project with, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgement, as well as capital improvements made in order to comply with any Law hereafter promulgated or any interpretation hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (ix) cost of all utilities, except the cost of utilities for individual tenant spaces; (vi) repairs, and general maintenance of the Project including the roof, sprinkler system, landscaping, draining, lighting, signage, utilities, and similar systems and structures for the Project; (vii) fair market rental and other costs with respect to the management offices for the project; and (viii) service, maintenance and management contracts for the operation, maintenance, management, repair, replacement, or security of the Project. Operating Expenses shall not include costs for (i) repair replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties (ii) interest, amortization or other payments on loans to Landlord; (iii) depreciation; (iv) leasing commissions; (v) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes or liability issues); (vi) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; and (vii) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

a)             Tenant shall pay to Landlord is Pro Rata Share of the amount by which the Insurance Expense (defined below) exceed the Insurance Expense for the Base Year (“insurance Expense Increase”). As used in this Lease, the term “Insurance Expense”, means all insurance premiums and other charges for insurance on or in respect to the Project, including liability, property, flood, loss of rents, and other coverage.

b)              Tenant shall pay to Landlord its Pro Rata Share of the amount by which the Tax Expense (defined below) exceed the Tax Expense for the Base Year (“Tax Expense Increase”). As used in this Lease, the term “Tax Expense” shall mean all ad valorem real estate and tangible personal property taxes including all consulting fees paid in an effort to reduce the amount of taxes owed.

c)             Landlord may make a good faith estimate of the Operating Expenses, Insurance Expense and Tax Expense to be due by Tenant for any calendar year or part thereof during the Lease Term. During each calendar year or partial calendar year of the Lease Term (after the Base Year), Tenant shall pay to Landlord, in advance concurrently, with each monthly installment of Base Monthly Rent, an amount equal to the estimated Operating Expense Increase Insurance Expense Increase, and Tax Expense Increase for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase payable by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Expense Increase, Insurance Expense, Increase, and Tax Expense Increase payable by Tenant shall be appropriately adjusted in accordance with the estimates so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase are available for such calendar year. All such Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase shall be treated as Additional Rent. The Base Year is defined as calendar year in which the lease was executed.

d)            By April 1 of each calendar year, or soon as thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Expenses, Insurance Expense, and Tax Expense for the previous calendar year or portion thereof, in each case adjusted as provided in Section 2.f. (the “Operating Expense, Insurance Expense, and Tax Expense Statement”). If Tenant’s estimated payments of Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase under this Section 2 for the year or the portion thereof covered by the Operating Expense, Insurance Expense, and Tax Expense Statement exceed Tenant’s Pro Rata Share of such items as indicated in the Operating Expense, Insurance Expense, and Tax Expense Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Expense Increase, Insurance Expense Increase, and Tax Expense Increase under this Section 2 for such year are less than Tenant’s Pro Rata Share of such items as indicated in the Operating Expense, Insurance Expense, and Tax Expense Statement, then Tenant shall pay Landlord such deficiency within ten (10) days after mailing of the Operating Expense, Insurance Expense, and Tax Expense Statement.

e)             Tenant will pay Landlord all state and local sales, excise and use taxes imposed by law on all Base Rent, Additional Rent and other charges or services due from Tenant to Landlord under this case said taxes to be remitted together with the Base Rent, Additional Rent, chares, or services to which they pertain.

All mounts payable by Tenant according to this Section 8 will be payable as rent without abatement, reduction, recoupment, deduction or offset. If Tenant fails to pay any amounts due according to this Section, Landlord will have all the right and remedies available to it on account of Tenant’s failure to pay rent.

8.     Security Deposits. Upon the execution of this Lease, Lessee shall deposit with Lessor the sum of $3,500 (the “Security Deposit”) as the security for the performance of Lessee’s obligations under this lease including, without limitation, the surrender of possession of the Leased Premises to Lessor as provided herein, it being expressly understood and agreed that such Deposit is not an advance Rent deposit or a measure of lessor’s damages in case of Lessee’s default. If Lessor applies any part of the Deposit to cure any default of Lessee, Lessee shall, upon demand, remit to Lessor the amount so applied so that Lessor shall have the full Deposit on hand at all times during the Terms of this Lease. Lessee agrees that the Deposit may be commingled with other deposits held by Lessor, that no interest shall be due in connection therewith and that Lessor shall not be obligated to apply the Deposit in Tent and/or any other charges in arrears or to damages the Lessee’s failure to perform under the Lease, provided, however Lessor may so apply the Deposit, in Lessor’s sole and unfretted discretion, and Lessor’s right to possession of the Leased Premises for nonpayment of Rent or for any other reason shall not be any way be affected by reason of that fact that Lessor holds such Deposit.

9.     Occupancy and Law. Lessee may use the Leased Premises for any lawful use permitted by the zoning designation of the Leased Premises and for no other purpose. Lessee shall be responsible for ascertaining that its proposed use is, in fact, permissible under the current zoning designation, and Lessee shall be responsible for obtaining any and all permits, licenses and/or other approvals from governmental and/or regulatory agencies or entities having jurisdiction over the Leased Premises and/or Lessee’s proposed business operations, Lessee’s use of the Leased Premises shall be conducted in compliance with all laws, orders and regulations of federal, state, county and municipal authorities , and with any direction or recommendation of any public officer or officers, pursuant to law and shall bear all costs of any kind or nature whatsoever occasioned by or necessary for compliance with the same. Lessor shall cause the Leased Premises, and the common areas to comply with all laws, orders, and regulations of federal, state, county and municipal authorities, and with any direction or recommendation of any public officer or officers, except to the extent such compliance is necessitated solely by virtue of Lessee’s particular use of the Leased Premises.

10.  Rules and Regulations. Lessee shall observe and fully comply (and cause all third parties under its control and/or direction to observe and fully comply) with any and all rules and regulations and/or use restrictions (the “Rule & Regulations”) concerning the Common Areas and the use and enjoyment thereof, as promulgated, from time to time, by Lessor.

11.  Signage. No signs, advertisements or notices of any kind shall be inscribed, painted or affixed upon, or be projected from any part of the Leases Premises, except as may be permitted by the Lessor in its sole and absolute discretion, and in any event, only such signs may only be located at the entrance of the Leases Premises.

12.  Lessor’s Right of Entry. Lessor shall have the right, without charge or diminution of Rent, to enter the Leases Premises at all reasonable times, upon at least 24 hours advance notice, for the purpose for examining the Leased Premises and makes its required repairs, alterations or improvements either in the Leased Premises or to utility lines or other facilities of the building in to which the Leased Premises are located, or to install such lines or facilities Lessee shall, upon discovery of any defect in or damage to the Leased Premises to any need for repairs, which are the responsibility of the Lessor, promptly report source to Lessor in writing, specifying such defect or damage. Lessor shall make such repairs, alterations, improvements, and installations as arc its responsibility in a reasonable manner and with due diligence.

13.  Services Provided by Lessor. Lessor agrees to furnish the following services (“Services”) with respect to the Leased Premises and the Common Areas:

a.	Potable water service for drinking and lavatory purposes.

b.    Electric utility service to the Leased Premises for the operation of standard lighting fixtures and general office equipment, including computers, and general service non-production type office copy machines (subject to Lessee’s payment of the utility service fees therefore); provided, however, that Lessor shall have no obligation to provide electric utility services in excess of that customarily required for the number of convenience outlets and electrical circuits existing in the Leased Premises as of the Effective Date hereof. If Lessee requires electrical services in excess of that deemed by Lessor to be standard, such services may be provided upon such conditions as Lessor may reasonably determine (including, without limitation, the requirement that sub meters be install at Lessee’s expense) and Lessee shall bear the entire cost of such excess service based upon actual consumption (if such metered) or Lessor’s reasonable estimate of the cost of such excess service.

c.     Heating and air conditioning for the reasonably comfortable use and occupancy of the Leased Premises within an acceptable temperature range, as determined by Lessor in its sole reasonable discretion; provided, however, that heating and air conditioning service at any times other than normal business hours of 8:00 AM Eastern and 6:00 PM or not more than 50 hours during any seven (&) consecutive day period Eastern, Monday through Friday (weekends and national holidays being excepted) may be furnished, at Lessee’s cost, not to exceed $30.00 per hour, upon the written request of Lessee deliver to Lessor no later than 48 hours in advance of the date or which such services are required.

d.    Illumination of Common Areas (including maintenance thereof and the replacement of lighting fixtures, bulbs and bills, if and when required) in the manner and to the extent deemed necessary by Lessor in its sole reasonable discretion: provided, however, that Lessor shall have no liability to Lessee, its employees, agents, invitees, guests and/or licenses for losses due to theft or burglary and/or damage or vandalism cause by third parties.

e.     General maintenance and repair of all parking areas, sidewalks, landscape, hardscape and other improvements deemed or considered Common Areas.

Not withstanding the foregoing, Lessor shall not be liable to Lessee or other nor shall Lessee be entitled to an abatement of Rent on account of any disruption or interruption in the delivery or provision of the Services by Lessor hereunder, including, without irritation, any disruptions or interruption on account of equipment malfunction, causes of force major, or otherwise.

14.  Maintenance, Repairs, and Alterations. Except as otherwise expressly provided in this Lease, Lessor shall maintain and make all repairs and replacements with respect to the building in which the Leased Premises are located, including the food, foundation, exterior walls, interior structural walls, all structural components, and all building systems, such as mechanical, electrical, HVAC, and plumbing, except in the extent caused by the negligent acts or omissions of Lessee. Repairs or replacements shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after receiving notice from Lessee or upon Lessor having actual knowledge of the need for a repair or replacement.

Lessee shall, throughout the Term of the Lease, keep and maintain the Leased Premises in good, clean, presentable condition and repair and shall commit no waste with respect thereto. Upon the expiration or sooner termination of this Lease, Lessee shall surrender the Leased Premises in as good condition and Lessee shall pay the cost thereof upon demand. All of Lessee’s personal property, furniture, trade fixtures, shelves, bins and machinery not removed from the Leased Premises when Lessee vacates the Leased Premises on termination of this Lease shall thereupon he conclusively presumed to have been abandoned by Lessee and forthwith become Lessor’s property; provided, however, that Lessor may require lessee to remove such personal property, furniture, trade fixtures, shelves, bins and machinery or may have such property removed at Lessee’s expense.

Lessee shall make no alterations, additional, or physical improvements to the Leased Premises (including, but not limited to the installation of permanent or semi-permanent partitions, walls, panels, shelving, floor covering, cabinets, and similar items) without first obtaining the prior written consent of the Lessor, which consent shall not be unreasonably withheld in the case of minor alterations to the Leased Premises to accommodate Lessee’s proposed use thereof. All costs and expense of such alternations, additions, or improvements shall be borne solely by Lessee, and if and to the extent that a building or alteration permit is required therefor, all such work shall be performed by a licensed, bonded contractor, approved, in advance, by Lessor (such approval not being unreasonable withheld). Upon completion, all additions, alterations, and improvements made by Lessee (excepting only movable office furniture, detached bookshelves and similar equipment) shall become the property of the Lessor and shall remain upon and be surrendered with the Leased Premises upon the expiration or sooner termination of this Lease, unless otherwise agreed or directed by Lessor.

Lessee agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by lessee to the Leased Premises and further agrees to indemnify and hold harmless Lessor from and against any and all mechanic’s material or laborer’s liens arising out of or from such work or the cost therefore which may be asserted, claimed or charged against the Leased Premises. Notwithstanding anything to the contrary contained in this Lease. IT IS AGREED THAT LESSOR’S INTEREST IN THE LEASED PREMISES SHALL NOT BE SUBJECT TO ANY LIENS UNDER CHAPTER 713, FLORIDA STATUTES AND NOTICE IS HEREBY GIVEN THAT LESSOR SHALL NOT BE LIABLE FOR ANY LABOR SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE LEASED PREMISES OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC’S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFCT THE INTEREST OF LESSOR IN AND TO THE LEASED PREMISES. All persons dealing with Lessee are hereupon placed upon notice of the foregoing prohibition provision.

15.  Assignment and Subletting. Lessee shall not, without the prior written consent of Lessor (which shall no be unreasonably withheld) assign this Lease or sublease the Leased Premises, or any part thereof or grant any concession or license within the Leased Premises, and any attempt to do any of the foregoing shall be void and of no effect.

16.  Default. Each and all of the following events shall be deemed and constitute events of default on the part of Lessee under the terms and condition of this Lease:

a.     If any installment of Rent or any other sums required to be paid by Lessee hereunder, or any part thereof, shall at any time be in arrears and unpaid by the 5th day of the month,

b.    If there be any default on the part of the Lessee in the observance or performance of any of the other covenant, agreements or conditions of this Lease are part of Lessee to be kept and performed and said default shall continue for a period of 30 days after written notice thereof from Lessor to Lessee (unless such default cannot reasonably be cured within 30 days and Lessee shall have commenced to cure said default within said 30 days and continue diligently to pursue the curing of sums).

c.     If Lessee shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeing any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statue, law, or regulation or make an assignment for the befits of credits, or if any trustee receive or liquidators of Lessee or of all or sustainable part of its properties of the Leases Premises shall be appointment in any action, suit or proceeding by and against Lessee and such proceeding or action shall not have been dismissed or bonded within 30 days after such appointment;

d.    If the Leasehold estate hereby created shall be taken on execution or by other process of law, except eminent domain, or

e.     If Lessee shall vacate, abandon, or fails to occupy the Leased Premises for a period of excess of 30 days.

17.  Lessor’s Remedies. In the event of any default set forth in Section 17 hereof, Lessor, may, at its option, exercise any and all of the following remedies, in addition to those that may be available to Lessor, at law:

a.     Lessor may, without terminating this Lease, enter upon the Leased Premises, without being liable for prosecution or any claim for damages therefore, and do whatever Lessee is obligated to do under the terms of this Lease, in which event. Lessee shall reimburse Lessor on demand for any expense which Lessor may incur this effecting compliance with Lessee’s obligation under this Lease and Lessor shall not be liable for any damages resulting to Lessee from such action;

b.    Lessor may, if it elects to do so, bring suit for the collection of Rent or any damages resulting from Lessee’s default without entering into possession of the Leased Premises or void this Lease;

c.     Lessor may terminate this Lease after 15 days written notice to Lessee, whereupon Lessee shall quit and surrender the Leased Premises by said date, failing which Lessor may enter upon the Leased Premises forthwith or at any subsequent time without additional notice or demand, (which additional notice or demand is hereby expressly waived by Lessee), without being liable for prosecution of any claim for damages therefore, and expel Lessee and those claiming under it and remove their effects without being guilty of any manner or trespass whereupon. Lessor may: (i) accelerate and declare the entire remain unpaid Rent and any and all other monies payable under this Lease for the balance of the loan hereof is to be immediately due and payable; or (ii) collect from Lessee as liquidated damages, all past due Rent and other totals due Lessor up to the date of termination, please the difference between Rent provided for herein and the proceeds from any releasing of the Leased Premises, payable in monthly installments over the period that would otherwise have constituted the remaining term of this Lease plus all expense in connection with such releasing including without limitation all costs, fees and expenses of repossession, brokers, advertising, attorneys, counts, repairing, cleaning, repainting and remodeling the Leased Premises for releasing, less the proceeds of any releasing or the value of Lessor’s use of the Leased Premises.

d.    Without waiving its rights to terminate at any time as provided above, Lessor make retake possession of the Leased Premises, it being agreed that any such retaking of the commencement and prosecution of any action by Lessor in eviction, forcible entry and detain, ejectment or otherwise, or any execution of any judgement or decree obtained in any action to recover possession of the Leased Premises shall not be construed as an ejection in terminate this Lease unless Lessor expressly exercises its option hereinbefore provided to declare the term hereof ended, whether or not such entry or reentry be, had or taken under summary proceeding or otherwise, and shall not be deemed to have absolved or discharged Lessee from any of its obligations and liabilities for the remainder of the current term of the Lease; rather, this Lease shall continue in effect for the remained of the own current term and Lessee shall remain liable and obligated under all of the covenants and conditions hereof during the said period and shall pay as and when due the Rent and other amounts payable hereunder as if Lessee had not defaulted. Lessor may release the Leased Premises for the account of Lessee, crediting the Rent received on such releasing first to the costs of such releasing and then to any other amounts owing by Lessee hereunder – Such continuance of this Lease shall not constitute any wavier or consent by Lessor of or to send default or any subsequent fault.

No remedy herein or otherwise conferred upon or reserved to lessor shall be considered exclusive or any other remedy, but the same shall be cumulative and shall be in addition to ever other remedy given hereunder or not or hereafter existing at law or in equity or by statute, and every power and remedy given by the Lease to Lessor may be exercised from time to time and as often as the occasion may rise or may be deemed expedient.

In addition to the foregoing remedies and regardless of which remedies Lessor pursues. Lessee covenants that it will indemnify Lessor from and against any reasonable loss and damage directly or indirectly sustained by reason of any termination resulting from any event of default as provided above or the enforcement or declaration of any rights and remedies of Lessor or obligations of Lessee, whether arising under this Lease or granted, permitted, or imposed by law or otherwise. Lessor’s damages hereunder shall include, but shall not be limited to, any loss of Rent prior to or after releasing the Leased Premises, brokers/salesperson, commissions, advertising costs, reasonable costs of repairing, and remodeling, the Leased Premises for releasing, moving and storage charges incurred by Lessor in moving Lessees property and effects and legal costs and reasonable Attorney’s fees, incurred by Lessor in any proceedings resulting from Lessee’s default, collecting any damages hereunder, obtaining possession of the Leased Premises by summary process or otherwise or re-leasing the Leased Premises, or the enforcement or declaration of any of the rights or remedies of Lessor or obligations of Lessee, whether arising under this Lease or granted, permitted or imposed by law or otherwise. In the event that any court or governmental authority under law shall limit any amount, which Lessor may be entitled to recover under this paragraph. Lessor shall be entitled to recover the maximum amount permitted under law. Nothing in this paragraph shall be deemed to limit Lessee’s recovery from Lessee of the maximum amount permitted under law or of any other suits or damages which Lessor may be entitled to so recover in additional to the damages set forth herein.

18.  Non-waiver of Defaults. No delay or omission of Lessor to execute any right or power arising from any default shall impair any such right or power or shall be construed to be a wavier of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this same covenant. Receipt by Lessor of less than the full amount due from Lessee shall not be construed to be other than a payment on account of the amounts accept such payments as a partial payment only. The rights herein given to receive, collect, sue or distrain for any Rent or Rents, monies or payments, or to enforce the terms, provisions and conditions of this Lease, or to prevent the breach of nonobservance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise grants or arising, shall not in any way affect or impair or take away the right or power of Lessor to declare the term hereby granted ended and to terminate this Lease as herein provided because of any default in or breach of any of the covenants, provisions or conditions of this Lease.

19.  Fire and Casualty. In the event of the total destruction of the building by fire or otherwise, or so much thereof that Lessee shall be unable to operate its business, Lessor or Lessee, as the case may be, shall be souly Lessee or Lessor within 60 days of the casualty, the Rent shall be paid up to the date of the casualty and from the date of the casualty, and thenceforth, this Lease shall cease and come to an end. In the event the Leased Premises or the building in which the Leased Premises is located shall be partially damaged by fire or other casualty, the same, except as hereinafter provided, shall be repaired as speedily as possible by and at the expenses of Lessor, and the Rent shall be abated in proportion to that part of the Leased Premises which are untenable. However, if such damages resulted from or was contributed to by the act, omission, fault or neglect of Lessee, or Lessee’s employees, invitees or agents, then there shall be no abatement of Rent except to the amount recovered by Rental insurance. In the event the Leased Premises are not repaired and tenable within 180 days of after the damage or casualty, Lessee shall have the option to terminate this Lease at any time thereafter but prior to the Leased Premises being repaired and make tenable. In the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Leased Premises requires that the insurance proceeds be applied in such indebtedness, then Lessor shall have the right to terminate this Lease by delivering written notice of termination to Lessee within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

20.  Indemnification. Lessee shall indemnify, defend and hold Lessor harmless against and from any and all claims, liabilities, demands, actions, losses, damages, orders, judgements, penalties, fines and any and all costs and expenses (including, without limitation, reasonable attorneys’ fees and costs of litigation) incurred as a result of, in connection with or arising, directly or indirectly, from Lessee’s occupation and/or use of the Leased Premises including, without limitation, injury to any person or damage in any property occurring in, on or about the Leased Premises; provided, however, that Lessee shall not be liable to indemnify Lessor with respect to any of the foregoing arising out of the negligence, gross negligence or intentional miscount of Lessor or any of its contracts, agents, employees, officers, partners or other Lessees or their invitees.

21.  Casualty and General Liability Insurance. Lessor shall keep and maintain, with respect to the Leased Premises and the building in which it is located, the following policies of insurance, in such amounts and having such deductibles as Lessor may in its sole and absolute discretion, deem appropriate: (i) Property and casualty insurance; and (ii) comprehensive general, public liability insurance. Commencing as of the second Lease Year, Lessee shall pay its prorate share (calculated by multiplying the amount of increase, if any, by a fraction, the numerator of which is the gross leasable area of the Leased Premises, and the denominator of which is the total gross leasable area of all property insured by such policy or policies) of any increase in the costs of such policies over the annual premium amount paid or payable by Lessor as of the Effective Date hereof, Notwithstanding the foregoing, Lessee shall have no right to receive all or any portion of the proceeds of such policies of insurance, with regard to any claims made thereunder on account of casualty, damage to or loss of the Leased Premises and/or the building which the Leased Premises is located.

22.  Personal Property Insurance. Lessee shall, at all times during the Term of this Lease, keep and maintain, at Lessee’s sole cost and expense, such policy or policies of insurance providing Lessee coverage (in such amounts and having such deductibles as Lessor may deem appropriate) against loss or damage to its equipment and other personal property in the Leased Premises by fire and all other causalities usually covered under a fire and extended coverage policy of casualty insurance. Any and all deductibles due and payable in connection with covered losses here under shall be responsibility of Lessee.

23.  Environmental Indemnification. Lessee hereby represents, warrants, covenants and agrees to at all times to be, in all material respects, in compliance with all state, federal, and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge, or disposal (with counsel) and hold Lessor, its managers, officers, partners, directors, shareholders, agents, lenders, and employees harmless from and against any and all claims including, without limitation, third part claims for personal injury or real or personal property damage) actions, administrative proceeding, judgements, damages, punitive damages, penalties, fines, costs, liabilities (including sums paid in settles of claims) and expense of whatsoever kind and/or nature (including attorneys’ fees) missing out of or our connection with, directly or indirectly, the release or suspected release during the Term of this lease, of any Hazard Substance in or into the air, soil, surface water, groundwater or soil vale at, on, about, under or within the leases Premises, or any portion thereof.

As used herein, the term “Hazardous Substances” means any hazardous or toxic substances, materials, or wastes including, but not limited to those listed in the United States Department of Transportation Tables, or by the Environmental Protection Agency as Hazardous substances, or such substances, materials, and wastes which are or become regulated under any applicable local, ,state or federal law including, without limitation, any material waster or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyl’s, (iv) designated as a Hazardous Substance pursuant to sections of the Clean Water Act defined as a Hazardous waste pursuant to Sections of the Resource Conservation and Recover Ace, defined as a Hazardous substance pursuance to sections of the Comprehensive Environmental Response, Compensation and Liability Act, or defined as Hazardous Substances pursuant to Florida Status.

24.  Eminent Domain. Should the Lease Premises or the building in which the Leased Premises are located, be taken, appropriated or condemned for public purposes, or voluntarily transferred in lieu of condemnation, in while or in such substantial pars as to render the building unsuitable for Lessor’s purposes or the Leased Premises unsuitable for Lessee’s purposes, the Term of this Lease shall, at the option of the Lessor in the first instance and at the option of the lessee in the second instance, terminate when Lessee’s right to possession is terminated. If neither party excised this option to terminate within 10 days after the date of such taking, or if the portion of the Leased Premises or the building taken, appropriate, condemned or voluntarily transferred in lieu of condemnation does not render the building unsuitable for Lessor’s purposes or the Leased Premises unsuitable for Lessee’s purpose then this Lease shall terminate only as to the part taken to conveyed on the date Lessee shall yield possession, and Lessor hall make such prepares and alterations as may be necessary to make the part not take usable, and the Rental payable hereunder shall be reduced in proportion to the part of the Leased Premises taken. Lessee shall have the tight to recover from the condemning authority, such compensation as may be award to Lessee on account of interrupt of Lessee’s business for moving and relocation expenses and for depreciation to and removal of Lessee’s goods and trade fixtures.

25.  Subordination. Lessor reserve the right to sell, assign, transfer, mortgage or convey any and all rights it may have in the building, the Leased Premises or this Lease, and to subject this Lease to the lien of any mortgage up to but not exceeding seventy-five percent (75%) of the fair market value of the Leased Premises now and hereafter placed upon the building or the Leased Premises; provided, however, Lessee’s possession and occupancy shall not be distributed or the Lease modified, so long as Lessee shall comply with the provisions of this Lease.

26.  Notices. Any notice required or permitted to be given under this Lease shall be deemed to have been given if reduced to writing and delivered in person or mailed by certified mail, postage prepaid, or by overnight delivery service, to the party who is to receive such notice at the address set forth on the signature page of this lease or such other places may be designated in writing by Lessor or Lessee. Delivery shall be deemed to have occurred up on receipt or refusal of service.

27.  Estoppel Certificate. Lessee shall at any time and from time to time upon not less than 20 days’ prior written request from Lessor, execute, acknowledge and deliver to Lessor a written certificate stated (a) whether this Lease is in full force and effect; (b) whether this Lease has been modified or amended and, if so, identify and describing any such modification or amendment; (c) the date to which Rent has been paid; (d) whether Lessee knows of any default on the part of Lessor and, if so, specifying the nature of such default, and (e)that the improvements have been fully completed by Lessor in accordance with the plans and specifications approved by Lessee, and that Lessee is in full and complete passion thereof.

28.  Quiet Environment. Lessor covenants with Lessee that Lessee, having performed its covenants and agreements herein set forth, shall have quiet and peaceable possession of the Leased Premises on the terms and conditions therein provided.

29.  Governing Law. This Lease shall be interpreted under the laws of the State of Florida, and venue for any litigation shall be proper in any county, state, or federal court located in Hillsborough County, Florida.

30.  Waivers. Neither party shall be considered to have waiver any of the rights, covenants, or conditions of this Lease unless evidenced by its written waiver; and the waiver of one default or right shall not constitute the waiver of any other. The acceptance of Rent shall not be construed to be a waiver of any breach or condition of this Lease.

31.  Successors. The provisions of this Lease shall be binding upon and insure the benefit of the Lessor and Lessee, respectively, and their receptive successors, assigns, heirs, executors, and administration.

32.  Partial Invalidity. If any clause or provision of this Lease is illegal, invalid or reinforceable under present or future laws, the remainder of this Lease shall not be affected thereby and there shall be added as part of this Lease a replacement clause or provision as similar in terms to such illegal, invalid or enforcements clause or provisions as may be possible and be legal, valid and enforceable.

33.  Relationship of the Parties. Lessor and Lessee agree that the relationship between them is that of Lessor and Lessee and that Lessor is leasing space to Lessee. It is not the intention of the parties, nor shall anything herein be constructed to constitute Lessor as a partner or joint venture with Lessee, or as a “warehouseman” or a “bailee”.

34.  Headings. The heads as to the contents of particular paragraphs herein are intended only for convenience and are in no way to be constructed as part of this Lease as of limitation of the scope of the particular paragraphs to which they refer.

35.  Survival of Obligations. All obligations of any part hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or early termination of the term hereof for a period commensurate with the applicable statute of limitations that an action could be maintained with respect thereto.

36.  Lessee Authority. Lessee represents and warrant to Lessor that Lessee has the full right, power, and authority of enter into this Lease and to fully perform each and all of its obligations hereunder the party signing below has the due and property authority to execute and deliver this lease.

37.  Redemption. Lessee hereby expressly waives any and all rights of redemptions, if any, granted by or under any present or future law in the event lessor shall obtain possession of the Leased Premises by virtue of the provisions of this Lease, or otherwise.

38.  Wavier of Jury Trial. LESSOR, LESSEE, AND GUARANTORS HEREBY KNOWLINGLY, VOLUNTARILY, AND INTERNTIONALLY WAVIE THE RIGHT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT EXECUTED IN CONJUCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT OF THE LESSOR ENTERING INTO THIS AGREEMENT.

39.  Radon gas. RADON IS A NATUALLY OCCORING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDLEINS HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. DISCLOSURE MADE PURSUANCT TO 404.056(8) FLORIDA STATUES.

40.  Multiple Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed and original and all together shall consist one and the same instrument.

41.  Construction. The parties have participated jointly in the negotiation and drafting of this Lease. In the event that an ambiguity or question of intent or interpretation arises, this Lease shall be constructed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Lease.

42.  Attorney’s Fees. In the event any litigation ensues with respect t the rights, duties, and obligations of the parties under this Lease, the non-prevailing party in any such action or proceeding shall pay for all costs, expenses and reasonable attorney’s fees incurred by the prevailing party in enforcing the covenants and agreements of this Lease. The term “prevailing party” as used herein, shall include, without limitation, a party who obtains legal counsel and bring action against the other part by reason of the other part’s breach or default and obtains substantially the relief sough, whether by compromise, settlement, or judgement.

43.  Time is of the Essence. Time is of the essence in the full and complete performance of each and every obligation of Lessee hereunder.

44.  Entire Agreement. This Lease and the Exhibits attached herein constitute the complete and entire understanding and agreement between lessee and Lessor. All prior inconsistent arrangement, understanding and/or agreements, whether oral or written are hereby declared null and voice.

INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

DIMENSION

AS-BUILT MEASURING

DEMO PLAN

PROJECT NAME:

BLDG. 7

NORTH ARROW:

SCALE: 1/16" = 1'-0"

© COPYRIGHT DIMENSIONZ, ALL RIGHTS RESERVED

AMENDMENT TO LEASE AGREEMENT

This amendment to lease agreement (the "amendment") is made this 25th day of June, 2014, by and between Advanzeon Solutions, Inc. "Tenant") and Twin Lakes Office Park ("Landlord").

WITNESSETH

Whereas, Tenant and Landlord did enter into certain Lease Agreement (the "Original Lease") dated May 23, 2014 pursuant to which Tenant does lease from Landlord Suite 701 in that office park in Tampa, Florida known as Twin Lakes Office Park (formerly Lincoln Garden) at 2910 W. Busch Blvd., Tampa, Florida (the "Premises").

Whereas, Tenant and Landlord desire to modify and amend the Lease to add 1,008 rentable square feet to the Premises. Agreements of Original Lease will remain unaltered except for specific changes defined by this amendment and will apply to any succeeding tenant.

Now, therefore, Landlord and Tenant hereby covenant and agree as follows:

1. The Premises as defined in paragraph 1 of the Lease shall be revised to be:

   2901 W. BUSCH BOULEVARD, UNITS 701 & 703, TAMPA, FL 33618

2. In accordance with paragraph 4 of the Lease the revised Rent will be as follows:

Lease Year	Monthly Installment [1]
Months 1-12	$3,304.72
Months 13-24	$4,828.70
Months 25-36	$4,963.98
Months 37-48	$5,104.78
Months 49-60	$5,248.34

In witness whereof, the undersigned has caused this amendment to be executed and delivered, on the day and year first written.

Landlord
Twin Lakes Office Park

Witness __________________

Witness __________________

By:__________________
Joseph A Kennedy
It's President

Date:__________________

Witness Sharon B. Mandel
Witness [signature]

Tenant
ADVANZEON SOLUTIONS, INC.

By: James L. Koenig
It's: Acting CFO
Date: 06-25-14

SECOND AMENDMENT TO LEASE AGREEMENT

This second amendment to lease agreement (the "Second Amendment") is made this __ day of July, 2014, by and between Advanzeon Solutions, Inc. "Tenant") and Twin Lakes Office Park ("Landlord").

WITNESSETH

Whereas, Tenant and Landlord did enter into a certain Lease Agreement (the "Original Lease") dated May 23, 2014 pursuant to which Tenant does lease from Landlord Suite 701 in that office park in Tampa, Florida known as Twin Lakes Office Park (formerly Lincoln Garden) at 2910 W. Busch Blvd., Tampa, Florida (the "Premises").

Whereas, Tenant and Landlord did enter into a certain Amendment (the "First Amendment") dated June 25, 2014;

Whereas, Tenant and Landlord desire to modify and amend the Lease to add 1,488 rentable square feet to the Premises, Suite 704. Agreements of Original Lease will remain unaltered except for specific changes defined by this amendment and will apply to any succeeding tenant.

Now, therefore, Landlord and Tenant hereby covenant and agree as follows:

1. The Premises as defined in paragraph 1 of the Lease shall be revised to be:

   2901 W. BUSCH BOULEVARD, UNITS 701, 703 & 704 TAMPA, FL 33618

2. In accordance with paragraph 4 of the Lease the revised Rent will be as follows:

Lease Year	Monthly Installment [1]
Months 1-6	$ 3,304.72
Months 7-12	$ 6,025.90
Months 13-24	$ 6,997.46
Months 25-36	$ 7,193.50
Months 37-48	$ 7,397.54
Months 49-60	$ 7,605.58

3. The floor plan of the Premises, as revised per this amendment, is attached to this Second Amendment as Exhibit A.

In witness whereof, the undersigned has caused this amendment to be executed and delivered, on the day and year first written.

Landlord
Twin Lakes Office Park

Witness [signature]
Witness [signature]

By: [signature]
Joseph A Kennedy
It's President

Date: 7/16/14

Tenant
ADVANZEON SOLUTIONS, INC.

Witness [signature]
Witness [signature]

By: [signature]

It's: CEO

Date: 7/16/14

DIMENZSION

Remove wall
Remove wall
Add door
Remove door and seal wall opening
Remove wall

PROJECT NAME:		NORTH ARROW:
LINCOLN GARDENS	BUILDING 700	
SCALE: 1/16" = 1'-0"	C COPYRIGHT DIMENSIONZ, ALL RIGHTS RESERVED	8,407 R.S.F.